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       ALLIANCE/REGENT SECTOR OPPORTUNITY FUND, INC.

                   ARTICLES OF AMENDMENT

         Alliance/Regent Sector Opportunity Fund, Inc., a
Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the
"Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:  All issued and unissued shares of Class Y
Common Stock are hereby re-designated as shares of Advisor
Class Common Stock and the charter of the Corporation is hereby amended by changing the designation of the Corporation's "Class Y Common Stock" to "Advisor Class
Common Stock."

         SECOND: The amendment to the charter of the Corporation has been duly approved by the sole Director of the Corporation.

         THIRD:   The amendment is limited to a change
expressly permitted by Section 2-605 of Maryland General
Corporation Law to be made without action by stockholders, and the Corporation is registered as an open-end company under the Investment Company Act of 1940.

         The President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

    IN WITNESS WHEREOF, Alliance/Regent Sector Opportunity
Fund, Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by its President, John D. Carifa, and witnessed by its Secretary, Edmund P.
Bergan, Jr., on the 7th day of October, 1996.

                                ALLIANCE/REGENT SECTOR
                                  OPPORTUNITY FUND, INC.


                                By: /s/ John D. Carifa
                                   John D. Carifa
                                   President

WITNESS:

/s/ Edmund P. Bergan, Jr.
Edmund P. Bergan, Jr.
Secretary


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